Exhibit 15.1(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-11756, 333-13334, 333-14150, 333-85348, 333-104172, 333-114158, 333-123687, 333-129808, 333-138765, 333-147402, 333-155448, 333-163616, 333-170714 and 333-178115) of Sony Corporation of our report dated May 31, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Annual Report on this Amendment No. 1 on Form 20-F/A.

/s/ PricewaterhouseCoopers Aarata

Tokyo, Japan

July 20, 2012